Exhibit 14.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated July 9, 1998 on the financial statements as of May 31, 1998 of CCB Bond Fund, included in or made a part of this registration statement File No. 33-45753.

By:  /s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Boston, Massachusetts
May 6, 1999